UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2011

SOLAR CAPITAL LTD.
(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue
New York, NY 10022
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          On December 19, 2011, Solar Capital Ltd. (the “Company”) announced a $50 million increase in its senior secured revolving credit facility (the “Facility”) to $405 million, resulting from the addition of a new lender under the Facility.  The Facility was amended and restated in February 2010 in connection with the Company’s initial public offering and expires in February of 2013. The original Facility commitment of $250 million was increased to $270 million in February 2010, then to $320 million in May 2010 and, subsequently, to $355 million in June 2010.

          A copy of the press release announcing the increase in the Facility is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2011	SOLAR CAPITAL LTD.

	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer

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